Exhibit 5.3

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
March 5, 2012

Realogy Corporation One Campus Drive Parsippany, New Jersey 07054
RE:Registration Statement on Form S-1 and Post-Effective Amendment No. 3 to Form S-1 Registration Statement (File No. 333-173250)
Ladies and Gentlemen:
We have acted as special counsel to Realogy Corporation, a Delaware corporation (the “Company”), in connection with the Company's filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 and Post-Effective Amendment No. 3 to Form S-1 Registration Statement (File No. 333-173250), filed with the Commission on the date hereof (collectively, the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) $1,143,706,000 aggregate principal amount of the Company's 11.00% Series A Convertible Senior Subordinated Notes due 2018 (the “Series A Convertible Notes”), $291,424,196 aggregate principal amount of the Company's 11.00% Series B Convertible Senior Subordinated Notes due 2018 (the “Series B Convertible Notes”) and $675,111,000 aggregate principal amount of the Company's 11.00% Series C Convertible Senior Subordinated Notes due 2018 (the “Series C Convertible Notes” and, together with the Series A Convertible Notes and Series B Convertible Notes, the “Convertible Notes”) issued under the Indenture, dated as of January 5, 2011, by and among the Company, Domus Holdings Corp., a Delaware corporation (“Holdings”), the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 1, dated as of November 30, 2011 by among the Company, Holdings, CB Commercial NRT Pennsylvania, LLC, a Delaware limited liability company, NRT West, Inc., a California corporation (collectively with CB Commercial NRT Pennsylvania, LLC, the “Additional Guarantors”) and the Trustee (the “Supplemental Indenture”) (as so supplemented, the “Indenture”) and (ii) shares (the “Shares”) of Holdings' Class A common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Convertible Notes pursuant to the Indenture, in each case as contemplated by the Registration Rights Agreement, dated as of January 5, 2011 (the “Registration Rights Agreement”), by and among the Company, Holdings, the guarantors party thereto, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. The Indenture provides for the guarantee of the Convertible Notes by the Additional Guarantors (the "Additional Guarantees"), Holdings and certain

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subsidiaries of the Company listed on Schedule I hereto (the “Existing Guarantors” and, together with the Additional Guarantors, the “Guarantors”). The obligations of the Company are guaranteed by the Guarantors on the terms specified in the Indenture. The Convertible Notes and the Shares are to be offered and sold by certain security holders of the Company.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Indenture, including the guarantee obligations of the Additional Guarantors contained in the Supplemental Indenture;

(iv)
an executed copy of an omnibus certificate for each of the Additional Guarantors from the Assistant Secretary of each Additional Guarantor, dated the date hereof (the "Assistant Secretary's Certificate");

(v)
a copy of the Certificate of Formation of CB Commercial NRT Pennsylvania LLC, certified by the Secretary of State of the State of Delaware, and certified pursuant to the Assistant Secretary's Certificate;

(vi)
a copy of the Limited Liability Company Operating Agreement of CB Commercial NRT Pennsylvania LLC, dated November 3, 2011, by NRT Pittsburgh LLC, certified pursuant to the Assistant Secretary's Certificate (the “LLC Agreement”);

(vii)	a copy of the Articles of Incorporation of NRT West, Inc., certified by the Secretary of State of the State of California, and certified pursuant to the Assistant Secretary's Certificate;

(viii)	a copy of the Bylaws of NRT West, Inc., adopted November 2, 2011, certified pursuant to the Assistant Secretary's Certificate;

(ix)	a copy of certain resolutions of the board of managers of CB Commercial NRT Pennsylvania LLC, certified pursuant to the Assistant Secretary's Certificate;

(x)	a copy of certain resolutions of the board of directors of NRT West, Inc., certified pursuant to the Assistant Secretary's Certificate; and

(xi)	the forms of global certificates evidencing the Convertible Notes (the “Global Notes”).
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Additional Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the

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Additional Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the Additional Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and the Additional Guarantors and others and of public officials.
Our opinion set forth herein is limited to the General Corporation Law of the State of California, the Delaware Limited Liability Company Act (the “DLLCA”) and the laws of the State of New York, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.
The opinion set forth below is subject to the following qualifications, further assumptions and limitations:

(a)
the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)
we do not express any opinion with respect to the enforceability of the provisions contained in Sections 11.02 and 12.02 of the Indenture to the extent that such provisions limit the obligations of the Additional Guarantors under the Convertible Notes, the Additional Guarantees and the Indenture; and

(c)	we have assumed that the LLC Agreement of NRT Pennsylvania LLC is the only limited liability company agreement, as defined under the DLLCA, of NRT Pennsylvania LLC.
Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Additional Guarantees of the Additional Guarantors constitute valid and binding obligations of the Additional Guarantors, enforceable against the Additional Guarantors in accordance with their terms.
In rendering the opinion set forth above, we have assumed that the execution and delivery by the Additional Guarantors of the Indenture and the Convertible Notes and the performance by each of the Additional Guarantors of their respective obligations thereunder, did not, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Additional Guarantors or their properties are subject, except that we do not make this assumption with respect to those agreements and instruments which have been identified to us by the Additional Guarantors as being

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material to them and which are listed as exhibits in Part II of the Registration Statement.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

EXISTING GUARANTORS

Burrow Escrow Services, Inc.
Coldwell Banker Real Estate LLC
Coldwell Banker Residential Brokerage Company
Coldwell Banker Residential Real Estate LLC
Coldwell Banker Residential Referral Network
Cornerstone Title Company
Equity Title Company
Guardian Title Company
National Coordination Alliance LLC
Realogy Operations LLC
Referral Network Plus, Inc.
Valley of California, Inc.
West Coast Escrow Company
Colorado Commercial, LLC
Guardian Title Agency, LLC
NRT Colorado LLC
Referral Network, LLC
Better Homes and Gardens Real Estate Licensee LLC
Better Homes and Gardens Real Estate LLC
Burgdorff LLC
Career Development Center, LLC
Cartus Asset Recovery Corporation
Cartus Corporation
Cartus Partner Corporation
CDRE TM LLC
Century 21 Real Estate LLC
CGRN, Inc.
Coldwell Banker LLC
Coldwell Banker Real Estate Services LLC
Coldwell Banker Residential Brokerage LLC
Equity Title Messenger Service Holding LLC
ERA Franchise Systems LLC
First California Escrow Corporation
Franchise Settlement Services LLC
Global Client Solutions LLC
Guardian Holding Company
Gulf South Settlement Services, LLC
Jack Gaughen LLC
Keystone Closing Services LLC
NRT Arizona Commercial LLC
NRT Arizona LLC
NRT Arizona Referral LLC
NRT Columbus LLC

NRT Commercial LLC
NRT Commercial Utah LLC
NRT Development Advisors LLC
NRT Devonshire LLC
NRT Hawaii Referral, LLC
NRT LLC
NRT Mid-Atlantic LLC
NRT Missouri LLC
NRT Missouri Referral Network LLC
NRT New England LLC
NRT New York LLC
NRT Northfork LLC
NRT Philadelphia LLC
NRT Pittsburgh LLC
NRT Referral Network LLC
NRT Relocation LLC
NRT REOExperts LLC
NRT Settlement Services of Missouri LLC
NRT Settlement Services of Texas LLC
NRT Sunshine Inc.
NRT Utah LLC
ONCOR International LLC
Real Estate Referral LLC
Real Estate Referrals LLC
Real Estate Services LLC
Realogy Franchise Group LLC
Realogy Global Services LLC
Realogy Licensing LLC
Realogy Services Group LLC
Realogy Services Venture Partner LLC
Secured Land Transfers LLC
Sotheby's International Realty Affiliates LLC
Sotheby's International Realty Licensee LLC
Sotheby's International Realty Referral Company, LLC
Title Resource Group Affiliates Holdings LLC
Title Resource Group Holdings LLC
Title Resource Group LLC
Title Resource Group Services LLC
Title Resources Incorporated
TRG Services, Escrow, Inc.
World Real Estate Marketing LLC
WREM, Inc.
Referral Network LLC
St. Joe Title Services LLC
The Sunshine Group (Florida) Ltd. Corp.
Coldwell Banker Commercial Pacific Properties LLC
Coldwell Banker Pacific Properties LLC
NRT Insurance Agency, Inc.
Referral Associates of New England LLC

Mid-Atlantic Settlement Services LLC
Sotheby's International Realty, Inc.
Burnet Realty LLC
Burnet Title LLC
Burnet Title Holding LLC
Home Referral Network LLC
Market Street Settlement Group LLC
The Sunshine Group, Ltd.
Coldwell Banker Residential Referral Network, Inc.
TRG Settlement Services, LLP
Lakecrest Title, LLC
Alpha Referral Network, LLC
American Title Company of Houston
ATCOH Holding Company
NRT Texas LLC
Processing Solutions LLC
TAW Holding Inc.
Texas American Title Company
Waydan Title, Inc.